Exhibit 21.1

Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.

Subsidiaries of the Registrant

Name	Jurisdiction of Organization	Percentage Ownership

ACE Limited	Cayman Islands	Publicly held
ACE Bermuda Insurance Ltd.	Bermuda	100%
ACE PCC Insurance Limited	Guernsey	100%
Paget Reinsurance International Ltd.	Bermuda	100%
ACE Capital Re International Ltd.	Bermuda	100%
ACE KRE Holdings Limited	Barbados	100%
ACE Capital Re USA Holdings Incorporated	Delaware	100%
ACE Capital Re Overseas Ltd.	Bermuda	100%
ACE Capital Mortgage Reinsurance Company (EI# 06-1384770, NAIC# 10021, NY)	New York	100%
ACE Capital Title Reinsurance Company (EI# 06-1434264, NAIC# 50028, NY)	New York	100%
ACE Capital Re Inc.	New York	100%
Oasis Investments Limited	Bermuda	67%
Oasis Investments 2 Ltd.	Bermuda	67%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE European Markets Reinsurance Limited	Ireland	100%
ACE European Markets Insurance Limited	Ireland	100%
Corporate Officers & Directors Assurance Ltd.	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	50%
Tripar Partnership	Bermuda	98% 2% (CODA)
ACE Realty Holdings Limited	Bermuda	100%
Oasis Personnel Limited	Cayman Islands	100%
ACE Global Markets Limited	United Kingdom	100%
ACE Group Holdings Limited	United Kingdom	100%
ACE Tarquin	United Kingdom	100%
ACE Capital V Limited	United Kingdom	100%
ACE Leadenhall Limited	United Kingdom	100%
ACE Underwriting Agencies Limited	United Kingdom	100%
ACE Trustees Limited	United Kingdom	100%
ACE London Group Limited	United Kingdom	100%
ACE Capital Limited	United Kingdom	100%
ACE Capital III Limited	United Kingdom	100%
ACE Capital IV Limited	United Kingdom	100%
ACE London Holdings Limited	United Kingdom	100%
ACE Capital II Limited	United Kingdom	100%
ACE London Investments Limited	United Kingdom	100%
ACE London Aviation Limited	United Kingdom	100%
ACE London Underwriting Limited	United Kingdom	100%
ACE Underwriting Services Limited	United Kingdom	100%
AGM Underwriting Limited	United Kingdom	100%
ACE London Services Limited	United Kingdom	100%
ACE Capital VI Limited	United Kingdom	100%

Name	Jurisdiction of Organization	Percentage Ownership

ACE UK Limited	United Kingdom	77%
ACE UK Holdings Limited	United Kingdom	100%
ACE (MI) Limited	United Kingdom	100%
ACE (MS) Limited	United Kingdom	100%
ACE UK Underwriting Limited	United Kingdom	100%
ACE (PM) Limited	United Kingdom	100%
ACE UK Limited	United Kingdom	23%
ACE Services Limited	Cayman Islands	100%
ACE Holdings (Gibraltar) Limited	Gibraltar	100%
ACE Gibraltar Limited	Gibraltar	51%
ACE-ii Limited	United Kingdom	100%
ACE-ii (Gibraltar) Limited	Gibraltar	100%
ACE Underwriting Services (Gibraltar) Limited	Gibraltar	100%
Arles Services Limited	Gibraltar	100%
Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
Oasis Investments Limited	Bermuda	33%
Oasis Investments 2 Ltd.	Bermuda	33%
AGC Holdings Limited	Bermuda	100%
Oasis US Inc.	Delaware	100%
ACE Prime Holdings Inc.	USA (Delaware)	100%
ACE INA Holdings Inc.	USA (Delaware)	80%
ACE Seguros S.A.	Argentina	99.35%
ACE Seguradora S.A.	Brazil	99.9% 0.1% (ACE Prime Holdings Inc.)
Servicios ACE INA S.A. de C.V.	Mexico	99.99% .00002% (ACE Prime Holdings Inc.)
ACE Tempest Re USA, Inc.	USA (Connecticut)	100%
INA Corporation	USA (Pennsylvania)	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%
Brandywine Holdings Corporation	USA (Delaware)	100%
Brandywine Run-Off Services, Inc.	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast of Illinois, Inc.	USA (Illinois)	100%
Century Indemnity Company (EI# 05-6105395, NAIC #20710, PA)	USA (Pennsylvania)	100%
Century Reinsurance Company (EI# 06-0988117, NAIC #35130, PA)	USA (Pennsylvania)	100%
ACE American Reinsurance Company (EI# 23-1740414, NAIC#22705, PA)	USA (Pennsylvania)	100%
Brandywine Reinsurance Company S.A.-N.V.	Belgium	100%
The 1792 Company	USA (Delaware)	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%

Name	Jurisdiction of Organization	Percentage Ownership

INATrust, fsb	Chartered by Office of Thrift Supervision	100%
YouDecide.com, Inc.	(Delaware)	100%
CFN Finance, Inc.	(Delaware)	100%
CFN Agency, Inc.	(Delaware)	100%
PDCN Legal Management Company, Inc.	USA (Delaware)	100%
INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Georgia)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Illinois)	100%
Excess and Surplus Insurance Services, Inc.	USA (Texas)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America (EI# 06-1016108, NAIC #43575, PA)	USA (Pennsylvania)	100%
ACE Indemnity Insurance Company (EI#92-0040526, NAIC #10030, PA)	USA (Pennsylvania)	100%
Allied Insurance Company (EI# 23-2021364, NAIC #36528, CA)	USA (California)	100%
ACE American Insurance Company (EI#95-2371728, NAIC# 22667, PA)	USA (Pennsylvania)	100%
Pacific Employers Insurance Company (EI#95-1077060, NAIC# 22748, PA)	USA (Pennsylvania)	100%
ACE Insurance Company of Texas (EI# 74-1480965, NAIC #22721, 22920, TX)	USA (Texas)	100%
Illinois Union Insurance Company (EI# 36-2759195, NAIC #27960, IL)	USA (Illinois)	100%
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Massachusetts	USA (Massachusetts)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
INAMAR Insurance Underwriting Agency, Inc. of Ohio	USA (Ohio)	100%
Insurance Company of North America (EI# 23-0723970, NAIC #22713, PA)	USA (Pennsylvania)	100%
Bankers Standard Insurance Company (EI# 75-1320184, NAIC #18279, PA)	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company (EI#75-6014863, NAIC #20591, PA)	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company (EI# 06-0237820, NAIC, #20699, PA)	USA (Pennsylvania)	100%
ACE Employers Insurance Company (EI# 23-2137343, NAIC #38741, PA)	USA (Pennsylvania)	100%
ACE Insurance Company of Ohio (EI#23-1859893, NAIC #22764, OH)	USA (Ohio)	100%
INA Surplus Insurance Company (EI# 52-1208598, NAIC #42072, PA)	USA (Pennsylvania)	100%
ACE Fire Underwriters Insurance Company (EI# 06-6032187, NAIC #20702, PA)	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company (EI# 23-2173820, NAIC #38938, NJ)	USA (New Jersey)	100%
ALIC, Incorporated	USA (Texas)	100%

Name	Jurisdiction of Organization	Percentage Ownership

ACE American Lloyds Insurance Company (Sponsored Lloyds Association) (EI# 75-1365570, NAIC #18511, TX)	USA (Texas)	100%
ACE Insurance Company of Illinois (EI# 36-2709121, NAIC #22691, IL)	USA (Illinois)	100%
ACE Insurance Company of the Midwest (EI# 06-0884361, NAIC #26417, IN)	USA (Indiana)	100%
ACE Structured Products, Inc. (formerly INAPRO, Inc.)	USA (Delaware)	100%
Recovery Services International, Inc.	USA (Delaware)	100%
RSI Health Care Recovery, Inc.	USA (Delaware)	100%
American Adjustment Company, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ACE INA International Holdings, Ltd.	USA (Delaware)	100%
ACE Insurance S.A.	Macau	99.94%
ACE CIIC Holdings Limited	Cayman Islands	100%
ACE CIIC Insurance Company Egypt S.A.E.	Egypt	51%
ACE Life Insurance Company S.A.E.	Egypt	99.98%
ACE Synergy Insurance Berhad	Malaysia	51%
ACE Insurance S.A.-N.V.	Belgium	.0523% 99.9477% (ACE INA Overseas Holdings, Inc.)
ACE Seguros S.A.	Chile	66.53% (AIIH) 18.70% (AFIA Finance Corporation) 13.90%—(AFIA Finance Corp. Chile Limitada)
ACE Seguros S.A.	Colombia	99.958%
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	99.9%
Brandywine Reinsurance Co. (UK) Ltd	United Kingdom	100%
ACE INA U.K. Ltd.	United Kingdom	100%
ACE Life Assurance Co. Ltd.	Thailand	70% 25% (Oriental)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zealand	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%
ACE INA G.B. Holdings, Ltd.	USA (Delaware)	100%
ACE INA Services U.K. Limited	United Kingdom	100%
INACAP Sociedad Anonima	Nicaragua	100%
INACAP Reaseguros, Sociedad Anonima	Nicaragua	100%
Century Inversiones, S.A.	Panama	100%
ACE Insurance Limited	Australia	100%
ACE INA Superannuation Pty. Limited	Australia	100%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Insurance Limited	Singapore	100%
ACE Insurance	Japan	100%
ACE Songai Service Kabushikigaisha	Japan	100%

Name	Jurisdiction of Organization	Percentage Ownership

ACE INA Marketing Group C.A.	Venezuela	100%
ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%
INACAN Holdings, Ltd.	Canada	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%
ACE Insurance S.A.-N.V.	Belgium	99.9477% .0523% (AIIH)
ACE Insurance Company (EI# 66-0437305, NAIC #30953, PR)	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Risk Management International Ltd.	Bermuda	100%
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE ICNA Italy Societa a Responsabilita Limitata	Italy	99.7% 0.3% (AIIH)
ACE Servicios, S.A.	Argentina	100%
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (AIIH)
PT. ACE INA Insurance	Indonesia	80%
RIYAD Insurance Co. Ltd.	Bermuda	80%
Safire Private Ltd.	Singapore	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60%
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
ACE U.S. Holdings, Inc.	USA (Delaware)	100%
ACE Financial Services International, Inc. (f/k/a ACE Financial Solutions International, Inc.)	USA (Delaware)	100%
ACE USA, Inc.	USA (Delaware)	100%
ASI Administrative Services Holdings Inc.	Canada (Yukon)	100%
Industrial Underwriters Insurance Co. (EI# 75-6015738, NAIC# 21075, TX)	USA (Texas)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (EI# 13-5481330, NAIC# 21121, NY)	USA (New York)	100%
Westchester Surplus Lines Insurance Co. (EI# 58-2139927, NAIC #10172, GA)	USA (Georgia)	100%
Westchester Specialty Services, Inc.	USA (Florida)	100%
Westchester Specialty Insurance Services Inc.	USA (Nevada)	100%
WDH Corporation	USA (Ohio)	80%
Dimension Service Corporation	USA (Ohio)	80%
Dimension Holdings Inc.	USA (Ohio)	80%
ACE Financial Services Inc./(fka Capital Re Corporation)	Delaware	100%
ACE Finance Overseas Limited	United Kingdom	100%
AGR Financial Products Inc.	Delaware	100%
Capital RE LLC	Turks & Caicos	100%
ACE (CR) Holdings	United Kingdom	100%
ACE Capital VII Limited	United Kingdom	100%

Name	Jurisdiction of Organization	Percentage Ownership

ACE (RGB) Holdings Limited	United Kingdom	100%
ACE (CIDR) Limited	United Kingdom	100%
Global Life Services Limited	United Kingdom	100%
Ridge Underwriting Agencies Limited	United Kingdom	100%
ACE Guaranty Corp. (EI# 52-1533088, NAIC #30180, MD)	Maryland	100%
ACE Guaranty (UK), Ltd.	United Kingdom	100%
ACE Risk Assurance Company (EI# 13-4027591, NAIC #10943, MD)	Maryland	100%
ACE Asset Management Inc.	Delaware	100%
ACE (Barbados) Holdings Limited	Barbados	100%

The Company owns 22.129% of Huatai Insurance Company of China, Limited. It is not included in the above list as it is owned by three subsidiaries (ACE INA Holdings Inc. 6.129%, ACE Tempest Reinsurance Ltd. 10% and ACE US Holdings, Inc. 6%).

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